SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  Form 8-K
                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):    August 20, 1997


                         Comverse Technology, Inc.
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           (Exact name of registrant as specified in its charter)


       New York                  0-15502               13-3238402
   (State or Other         (Commission File           (IRS Employer
     Jurisdiction               Number)          Identification Number)
  of Incorporation)

170 Crossways Park Drive, Woodbury, New York                         11797
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(Address of principal executive offices)                        (Zip Code)


                               (516) 677-7200
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            (Registrant's telephone number, including area code)

                                    None
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       (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

       Comverse Technology, Inc., a New York corporation ("Comverse"), and Boston Technology, Inc., a Delaware corporation ("BT"), have entered into an Agreement and Plan of Merger dated as of August 20, 1997 (the "Merger Agreement"). The Merger Agreement provides for the merger of BT with and into Comverse (the "Merger"). In the Merger, each share of common stock, par value $.001 per share, of BT that is issued and outstanding prior to the effective time of the Merger will be converted into the right to receive 0.65 of a share of common stock, par value $.10 per share, of Comverse. The Merger is subject to regulatory approval, approval by the stockholders of Comverse and BT and various other conditions, and is expected to be completed by the end of 1997.

       Attached and incorporated herein by reference as Exhibit 2.1 and
Exhibit 99.1 respectively, are copies of (1) the Merger Agreement and (2) a joint press release of Comverse and BT announcing the execution of the Merger Agreement.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

      (a) Financial Statements of Business Acquired.

          Not Applicable.

      (b) Pro Forma Financial Information.

          Not Applicable.

      (c) Exhibits.

          See the Index to Exhibits attached hereto.

                                 SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Comverse Technology, Inc.
                                 ------------------------------------
                                              (Registrant)


Date: August 22, 1997            By: /s/ William F. Sorin
                                     ---------------------
                                              (Signature)

                                 Name:  William F. Sorin
                                 Title: Corporate Secretary

                               EXHIBIT INDEX


Exhibit        Description                                          Page
-------        -----------                                          ----
 2.1           Agreement and Plan of Merger dated as of August
               20, 1997 between Comverse Technology, Inc. and
               Boston Technology, Inc. (the "Merger Agreement").

 99.1 Press Release dated August 21, 1997 announcing the execution of the Merger Agreement between Comverse
               Technology, Inc. and Boston Technology, Inc.